Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 29, 2020, Unifi, Inc. (the “Company”) sold its 34% interest in Parkdale America, LLC (the “PAL Investment”) to the existing majority partner, Parkdale, Incorporated, and received $60.0 million in cash (collectively, the transaction is referred to as the “PAL Disposition”).  The accompanying pro forma condensed consolidated financial statements illustrate the effect of the PAL Disposition on the Company’s financial position as of March 29, 2020 and its results of operations for the nine months ended March 29, 2020 and for the fiscal year ended June 30, 2019.

The unaudited pro forma condensed consolidated balance sheet as of March 29, 2020 gives effect to the PAL Disposition as if it had occurred at that date. The unaudited pro forma condensed consolidated statement of operations for the nine months ended March 29, 2020 give effect to the PAL Disposition as if it had occurred on July 1, 2019 (the first day of the interim period ended March 29, 2020). The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2019 give effect to the PAL Disposition as if it had occurred on June 25, 2018 (the first day of the fiscal year ended June 30, 2019).

In accordance with SEC regulations, these unaudited pro forma condensed consolidated financial statements reflect adjustments to the extent they are directly attributable to the sale, are factually supportable and, for statement of operations purposes, are expected to have a continuing impact on the Company’s results of operations. The “As Reported” column in the unaudited pro forma condensed consolidated financial statements reflects the Company’s historical condensed consolidated financial statements for the periods presented and does not reflect any adjustments related to the PAL Disposition and related events.

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and are for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to indicate the results that would have been obtained had the PAL Disposition been completed on the assumed date, for the periods presented, or which may be realized in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended June 30, 2019 and quarterly report on Form 10-Q for the quarter ended March 29, 2020.

UNIFI, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

AT MARCH 29, 2020

(In thousands)

	As Reported	Pro Forma		Pro Forma
	March 29, 2020	Adjustments		March 29, 2020
ASSETS
Cash and cash equivalents	$33,393	$26,100	(1)	$59,493
Receivables, net	86,376	—		86,376
Inventories	124,146	—		124,146
Income taxes receivable	589	—		589
Other current assets	18,477	—		18,477
Total current assets	262,981	26,100		289,081
Property, plant and equipment, net	206,993	—		206,993
Operating lease assets	6,084	—		6,084
Deferred income taxes	5,943	—		5,943
Investments in unconsolidated affiliates	58,854	(56,641)	(2)	2,213
Other non-current assets	2,187	—		2,187
Total assets	$543,042	$(30,541)		$512,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$40,862	$—		$40,862
Accrued expenses	15,347	—		15,347
Income taxes payable	5,841	—		5,841
Current operating lease liabilities	1,709	—		1,709
Current portion of long-term debt	14,112	—		14,112
Total current liabilities	77,871	—		77,871
Long-term debt	118,827	(33,900)	(3)	84,927
Non-current operating lease liabilities	4,481	—		4,481
Other long-term liabilities	8,029	—		8,029
Deferred income taxes	5	—		5
Total liabilities	209,213	(33,900)		175,313

Commitments and contingencies

Common stock, $0.10 par value	1,845	—		1,845
Capital in excess of par value	61,080	—		61,080
Retained earnings	335,971	—		335,971
Accumulated other comprehensive loss	(65,067)	3,359	(4)	(61,708)
Total shareholders’ equity	333,829	3,359		337,188
Total liabilities and shareholders’ equity	$543,042	(30,541)		$512,501

(1)

The adjustment of $26,100 to the pro forma condensed consolidated balance sheet gives effect to the amount of cash from the $60,000 cash proceeds received from the PAL Disposition after the application of the $33,900 of cash proceeds against the Company’s credit facility.

(2)	The adjustment of $56,641 to the pro forma condensed consolidated balance sheet gives effect to the elimination of the PAL Investment.

(3)

The adjustment of $33,900 to the pro forma condensed consolidated balance sheet gives effect to the application of cash proceeds received from the PAL Disposition against the Company’s credit facility.

(4)

The adjustment of $3,359 to the pro forma condensed consolidated balance sheet gives effect to the elimination of the cumulative translation adjustments within accumulated other comprehensive loss that are directly attributable to the PAL Investment.

UNIFI, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 29, 2020

(In thousands)

	As Reported			Pro Forma
	For the Nine Months Ended	Pro Forma		For the Nine Months Ended
	March 29, 2020	Adjustments		March 29, 2020
Net sales	$520,454	$—		$520,454
Cost of sales	471,963	—		471,963
Gross profit	48,491	—		48,491
Selling, general and administrative expenses	35,208	—		35,208
Provision for bad debts	331	—		331
Other operating expense, net	900	—		900
Operating income	12,052	—		12,052
Interest income	(595)	—		(595)
Interest expense	3,589	(1,125)	(1)	2,464
Equity in earnings of unconsolidated affiliates	(1,904)	1,324	(2)	(580)
Impairment of investment in unconsolidated affiliate	45,194	(45,194)	(3)	—
(Loss) income before income taxes	(34,232)	44,995		10,763
Provision for income taxes	2,758	530	(4)	3,288
Net (loss) income	$(36,990)	$44,465		$7,475

Net (loss) income per common share:
Basic	$(2.00)			$0.40
Diluted	$(2.00)			$0.40

Weighted average common shares outstanding:
Basic	18,485			18,485
Diluted	18,485			18,738

(1)

The adjustment of $1,125 to the pro forma condensed consolidated statement of operations gives effect to the associated decline in interest expense resulting from the net reduction in long-term debt of $33,900. In calculating the adjustment to interest expense, the Company utilized the weighted average interest rate of its credit facility for the nine-month period ended March 29, 2020.

(2)

The adjustment of $1,324 to the pro forma condensed consolidated statement of operations gives effect to the elimination of the Company’s equity in earnings of Parkdale America, LLC during the nine-month period ended March 29, 2020.

(3)

The adjustment of $45,194 to the pro forma condensed consolidated statement of operations gives effect to the elimination of the impairment charge that was recorded during the nine-month period ended March 29, 2020 because such impairment charge relates to the facts and circumstances that were involved in selling the PAL Investment for $60,000.

(4)

The adjustment of $530 to the pro forma condensed consolidated statement of operations gives effect to the elimination of the tax impact associated with the Company’s equity in earnings of Parkdale America, LLC during the nine month period ended March 29, 2020. The Company has reflected no tax adjustment associated with lower interest expense due to the applicable deductibility limits on interest expense.

UNIFI, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JUNE 30, 2019

(In thousands)

	As Reported	Pro Forma		Pro Forma
	Fiscal 2019	Adjustments		Fiscal 2019
Net sales	$708,804	$—		$708,804
Cost of sales	642,496	—		642,496
Gross profit	66,308	—		66,308
Selling, general and administrative expenses	52,690	—		52,690
Provision for bad debts	308	—		308
Other operating expense, net	2,350	—		2,350
Operating income	10,960	—		10,960
Interest income	(628)	—		(628)
Interest expense	5,414	(1,237)	(1)	4,177
Loss on extinguishment of debt	131	—		131
Equity in earnings of unconsolidated affiliates	(3,968)	2,561	(2)	(1,407)
Income before income taxes	10,011	(1,324)		8,687
Provision for income taxes	7,555	(721)	(3)	6,834
Net income	$2,456	$(603)		$1,853

Net income per common share:
Basic	$0.13			$0.10
Diluted	0.13			0.10

Weighted average common shares outstanding:
Basic	18,395			18,395
Diluted	18,695			18,695

(1)

The adjustment of $1,237 to the pro forma condensed consolidated statement of operations gives effect to the associated decline in interest expense resulting from the net reduction in long-term debt of $33,900. In calculating the adjustment to interest expense, the Company utilized the weighted average interest rate of its credit facility for the fiscal year ended June 30, 2019.

(2)

The adjustment of $2,561 to the pro forma condensed consolidated statement of operations gives effect to the elimination of the Company’s equity in earnings of Parkdale America, LLC for the fiscal year ended June 30, 2019.

(3)

The adjustment of $721 to the pro forma condensed consolidated statement of operations gives effect to the elimination of the tax impact associated with the Company’s equity in earnings of Parkdale America, LLC during the fiscal year ended June 30, 2019. The Company has reflected no tax adjustment associated with lower interest expense due to the applicable deductibility limits on interest expense.